                                                                    EXHIBIT 99.1


                               [TRUE TEMPER LOGO]

For Immediate Release: November 11, 2003
Contact: Fred H. Geyer
(901) 746-2020

                          TRUE TEMPER SPORTS ANNOUNCES
                           2003 THIRD QUARTER RESULTS

RESULTS OF OPERATIONS
Memphis, Tennessee.....Today, True Temper Sports, Inc. announced its 2003 third quarter and year to date results. Net sales for the third quarter increased 12.1% to $24.7 million from $22.0 million during the third quarter of 2002. Net income for the third quarter increased to $2.3 million from $1.5 million in the third quarter of 2002. Adjusted EBITDA for the third quarter increased 24.6% to $8.0 million from $6.4 million in the third quarter of 2002. Net cash provided from operations for the third quarter increased by $2.5 million to $8.4 million from $5.9 million in the third quarter of 2002. Net sales on a year to date basis through September increased 9.2% to $88.8 million from $81.3 million during the same period in 2002. Net income increased to $8.6 million in 2003 from $7.6 million during the first nine months of 2002. Adjusted EBITDA during the first nine months increased by $3.2 million to $27.8 million in 2003 from $24.7 million in 2002. Net cash provided from operations on a year to date basis increased by $2.1 million to $20.4 million in 2003 compared to $18.3 million in 2002.

In his comments about the Company's performance, Scott Hennessy, President and CEO said, "Despite the challenging worldwide economy over the last couple years, we are pleased to report our fifth consecutive quarter of improved sales and operating performance. As a result of our continued market penetration in premium steel golf shafts, and the growth of our performance sports revenues, we have been able to achieve record sales and profits in a sluggish operating environment. For the twelve month period ending September, 2003, our sales have grown to $114.9 million and Adjusted EBITDA has increased to $35.6 million, while net cash provided by operating activities reached $22.0 million during this period. Our sales momentum has increased on the strength of new premium lightweight steel shaft sales, along with the strong market success of our new Grafalloy Blue(TM) graphite shaft. These two factors, coupled with the continued expansion of performance sports revenues from bicycle components and hockey stick shafts, contributed to our year over year growth. In fact, our performance sports revenues have grown by over 42% during the first nine months of 2003. In addition, we benefited from improved foreign currency exchange rates in all three of the major golf markets outside the United States: Japan, the United Kingdom and


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
Australia. When combined with increased shipments into China to support the expanded club assembly operations in that region, our year to date international sales increased by 22.7% when compared to the first nine months of 2002."

Mr. Hennessy continued, "On a year to date basis the gross and operating profit dollars and margins improved compared to the first nine months of 2002. The increase in gross profit was positively impacted by an improved sales mix toward higher margin products, favorable foreign currency exchange rates and leverage on our fixed manufacturing expenses due to volume. This momentum in gross profit was somewhat offset on a year to date basis by increased costs for natural gas, employee healthcare costs, and a ratification bonus paid to the hourly employees represented by the United Steelworkers of America related to a new four year collective bargaining agreement effective July 1, 2003."

OUTLOOK
In his comments about the Company's outlook, Mr. Hennessy said, "While our long term visibility into the future remains limited, recent incoming orders have been quite strong and indicate a positive outlook going forward. In fact, over the past two months new orders have increased 16% versus the same period a year ago and provide an indication for sustainable revenue growth. Retail sales for the golf equipment industry appear to be rebounding and we believe that we are well positioned to take full advantage of this increase in activity. The Company currently maintains a record level of new products in the pipeline for 2004, is continuing to take market share on the base shaft business and has seen an accelerating momentum in our expanding performance sports business. True Temper expects to maintain its growth pattern during the fourth quarter versus the prior year, and is on track to achieve a record year in earnings and profits for fiscal 2003. Although it is too early to comment on the specific outlook for 2004, we are increasingly optimistic about our ability to generate positive results in the upcoming year."

COMPANY DESCRIPTION
True Temper Sports is the leading manufacturer of golf shafts in the world and is consistently the number one shaft on the PGA Tour. The company markets a complete line of shafts under the True Temper and Grafalloy shaft brands, and sells these brands in over 30 countries throughout the world. In addition, True Temper produces and sells a variety of performance sports products to the bicycle, hockey and other recreational sports markets. True Temper Sports employs over 700 people and operates from 10 facilities located in the United States, Europe, Japan, Asia, and Australia.

CONFERENCE CALL
True Temper management is scheduled to discuss the Company's operating performance in a conference call on Monday November 17, 2003 at 10:00am Eastern Time. Interested parties may participate by calling 800-370-8105 just prior to the start time. Callers should request the True Temper third quarter conference call lead by Scott Hennessy, President and CEO under conference ID number 3892077 . A replay of the conference call will be available from approximately 11:30am on November 17, 2003 until 11:59pm Eastern Time on


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November 22, 2003. The replay may be accessed by calling either 800-642-1687 or
706-645-9291 and by entering the conference ID number 3892077.

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by our Company. This document, including but not limited to, comments under the "Outlook" section of this document, contains forward-looking statements. All statements which address operating performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward looking statements within the meaning of the Act.

The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. However, there are many risk factors, including but not limited to, the Company's substantial leverage, the Company's ability to service its debt, the general state of the economy, the Company's ability to execute its plans, fluctuations of energy prices and availability, fluctuations in raw material prices, potentially significant increases to employee medical benefit costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in our Company's forward-looking statements. Additional information concerning the Company's risk factors is contained from time to time in the Company's public filings with the Securities and Exchange Commission (SEC), and most recently in the Business Risks section of Item 1 to
Part 1 of our 2002 Annual Report on Form 10-K filed with the SEC on March 27, 2003.

The Company's views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

DEFINITIONS
EBITDA and Adjusted EBITDA are measurements used by some to gauge our liquidity and operating performance. The Company's definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedule.


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
                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                         FOR THE THREE                 FOR THE NINE
                                                          MONTHS ENDED                 MONTHS ENDED
                                                          ------------                 ------------
                                                  SEPTEMBER 28,  SEPTEMBER 29,  SEPTEMBER 28,  SEPTEMBER 29,
                                                      2003           2002           2003           2002
                                                      ----           ----           ----           ----
Net sales ......................................    $  24,667      $  22,010      $  88,759      $  81,264
Cost of sales ..................................       13,820         13,305         52,772         48,976
                                                    ---------      ---------      ---------      ---------
   GROSS PROFIT ................................       10,847          8,705         35,987         32,288

Selling, general and administrative expenses ...        3,704          3,245         11,383         10,477
Business development and start-up costs ........          175             37            459            180
Loss on early extinguishment of long-term debt .           --             --             --             20
                                                    ---------      ---------      ---------      ---------
   OPERATING INCOME ............................        6,968          5,423         24,145         21,611

Interest expense, net of interest income .......        3,242          2,978          9,893          9,147
Other expenses, net ............................           72              2            118             10
                                                    ---------      ---------      ---------      ---------
   INCOME BEFORE INCOME TAXES ..................        3,654          2,443         14,134         12,454

Income taxes ...................................        1,355            990          5,500          4,884
                                                    ---------      ---------      ---------      ---------
   NET INCOME ..................................    $   2,299      $   1,453      $   8,634      $   7,570
                                                    =========      =========      =========      =========


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
                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                  SEPTEMBER 28,  DECEMBER 31,
                                                                                     2003            2002
                                                                                  -----------    ------------
                                        ASSETS
CURRENT ASSETS
   Cash and cash equivalents....................................................  $    18,313    $     7,070
   Receivables, net.............................................................       14,489         15,083
   Inventories..................................................................       15,345         15,055
   Prepaid expenses and other current assets....................................        1,964          1,764
                                                                                  -----------    -----------
        Total current assets....................................................       50,111         38,972

Property, plant and equipment, net..............................................       14,711         14,561
Goodwill, net...................................................................       71,506         71,506
Deferred tax assets, net........................................................       49,421         54,832
Other assets....................................................................        3,195          3,509
                                                                                  -----------    -----------
        Total assets............................................................  $   188,944    $   183,380
                                                                                  ===========    ===========

                           LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt............................................  $     4,375    $     4,000
   Accounts payable.............................................................        4,369          5,999
   Accrued expenses and other current liabilities...............................       11,567          7,075
                                                                                  -----------    -----------
        Total current liabilities...............................................       20,311         17,074

Long-term debt less the current portion.........................................      117,355        120,730
Other liabilities...............................................................        2,787          2,508
                                                                                  -----------    -----------
        Total liabilities.......................................................      140,453        140,312

STOCKHOLDER'S EQUITY
   Common stock--par value $0.01 per share;
      authorized 1,000 shares; issued and outstanding 100 shares................           --             --
   Additional paid in capital...................................................       40,326         40,326
   Retained earnings............................................................        8,440          3,145
   Accumulated other comprehensive loss, net of taxes...........................         (275)          (403)
                                                                                  -----------    -----------
        Total stockholder's equity..............................................       48,491         43,068
                                                                                  -----------    -----------

        Total liabilities and stockholder's equity..............................  $   188,944    $   183,380
                                                                                  ===========    ===========


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
                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                         FOR THE NINE
                                                                                         MONTHS ENDED
                                                                                         ------------
                                                                                  SEPTEMBER 28,  SEPTEMBER 29,
                                                                                     2003            2002
                                                                                  -----------    ------------
OPERATING ACTIVITIES
Net income......................................................................  $     8,634    $     7,570
   Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization.............................................        2,179          2,478
      Amortization of deferred financing costs..................................          676            523
      Loss on disposal of property, plant and equipment.........................           82              9
      Loss on early extinguishment of long-term debt............................           --             20
      Deferred taxes............................................................        5,411          4,722
      Changes in operating assets and liabilities, net..........................        3,384          2,990
                                                                                  -----------    -----------
        Net cash provided by operating activities...............................       20,366         18,312

INVESTING ACTIVITIES
   Purchase of property, plant and equipment....................................       (2,411)          (892)
                                                                                   ----------    -----------
        Net cash used in investing activities...................................       (2,411)          (892)

FINANCING ACTIVITIES
   Principal payments on bank debt..............................................       (3,000)        (3,537)
   Repurchase of Senior Subordinated Notes......................................           --           (282)
   Principal payments on capital leases.........................................           --            (18)
   Payment of debt issuance costs...............................................         (273)            --
   Dividends paid...............................................................       (3,339)        (2,684)
   Other financing activity.....................................................         (100)           (91)
                                                                                  ----------     -----------
        Net cash used in financing activities...................................      (6,712)         (6,612)

Net increase in cash............................................................       11,243         10,808
Cash at beginning of period.....................................................        7,070          8,177
                                                                                  -----------    -----------
Cash at end of period...........................................................  $    18,313    $    18,985
                                                                                  ===========    ===========


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EBITDA AND ADJUSTED EBITDA DEFINED
EBITDA represents operating income or loss plus depreciation and amortization of goodwill . Adjusted EBITDA represents EBITDA plus management services fee, business development and start-up costs, loss on early extinguishment of debt and the union ratification bonus. Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company's liquidity and as an indicator of the Company's operating performance. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities:

                                                               FOR THE THREE                     FOR THE NINE
                                                               MONTHS ENDED                      MONTHS ENDED
                                                               ------------                      ------------
                                                       SEPTEMBER 28,   SEPTEMBER 29,     SEPTEMBER 28,   SEPTEMBER 29,
                                                          2003            2002              2003            2002
                                                          ----            ----              ----            ----
Adjusted EBITDA......................................  $    7,984      $    6,406        $   27,841      $   24,664
   Cash interest payments............................        (337)           (210)           (6,434)         (6,033)
   Cash income tax payments..........................          47             (40)              (11)             48
   Business development and start-up costs...........        (175)            (37)             (459)           (180)
   Union ratification bonus (cash payments)..........          --              --              (626)             --
   Management fee....................................        (125)           (125)             (375)           (375)
   Changes in working capital requirements, net of
     non-cash interest...............................         834            (293)              142            (114)
   Other.............................................         133             163               288             302
                                                       ----------      ----------        ----------      ----------
Net cash provided by operating activities............  $    8,361      $    5,864        $   20,366      $   18,312
                                                       ==========      ==========        ==========      ==========

EBITDA and Adjusted EBITDA for the third quarter and first nine months of 2003 and 2002 are calculated as follows:

                                                               FOR THE THREE                     FOR THE NINE
                                                               MONTHS ENDED                      MONTHS ENDED
                                                               ------------                      ------------
                                                       SEPTEMBER 28,   SEPTEMBER 29,     SEPTEMBER 28,   SEPTEMBER 29,
                                                          2003            2002              2003            2002
                                                          ----            ----              ----            ----
Net income...........................................  $    2,299      $    1,453        $    8,634      $    7,570
Plus:
  Depreciation and amortization......................         716             821             2,179           2,478
  Interest expense, net of interest income...........       3,242           2,978             9,893           9,147
  Income taxes.......................................       1,355             990             5,500           4,884
  Other expenses, net................................          72               2               118              10
                                                       ----------      ----------        ----------      ----------
EBITDA...............................................       7,684           6,244            26,324          24,089
Plus:
  Business development and start-up costs ...........         175              37               459             180
  Loss on early extinguishment of  long-term debt....          --              --                --              20
  Union ratification bonus...........................          --              --               683              --
  Management fee.....................................         125             125               375             375
                                                       ----------      ----------        ----------      ----------
Adjusted EBITDA......................................  $    7,984      $    6,406        $   27,841      $   24,664
                                                       ==========      ==========        ==========      ==========


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